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                                                                    EXHIBIT 11

                 CE SOFTWARE HOLDINGS, INC. AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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
                          					Three months ended		          Nine months ended
			      		                          June 30,			    	              June 30,
      					                     1996		        1995		          1996	        1995
Primary Earnings
   per Share Information:

Weighted average number of
   shares outstanding during
   the quarter	                5,742,128 	   5,739,517	      5,741,181    5,739,517

Annualized additional shares
   due to stock options	           1,327        10,215	          1,403         8,349
                           				5,743,455    	5,749,732      	5,742,584     	5,747,866

Net loss	                   	$(1,528,124)   	$(614,616)   	$(1,782,744)   	$(230,904)

Primary loss per share            	$(.27)       	$(.11)         	$(.31)       	$(.04)


Fully Diluted Earnings
   per Share Information:

Weighted average number of
   shares outstanding during
   the quarter                	5,742,128    	5,739,517      	5,741,181    	5,739,517

Annualized additional shares
   due to stock options	           1,327        10,216	          2,465        10,872
                           				5,743,455    	5,749,733      	5,743,646    	5,750,389

Net loss	                   	$(1,528,124)   	$(614,616)   	$(1,782,744)   	$(230,904)

Fully diluted loss per share      	$(.27)       	$(.11)         	$(.31)       	$(.04)

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                                    14
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